Exhibit 10.6

FORM OF EMPLOYEE MATTERS AGREEMENT

by and between

FMC CORPORATION

and

LIVENT CORPORATION

Dated as of [—]

i

ii

ARTICLE XIII
MISCELLANEOUS		32

Section 13.01.	General.	32

iii

FORM OF EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT, dated as of [—], 2018, is by and between FMC CORPORATION, a Delaware corporation (“Parent”), and LIVENT CORPORATION, a Delaware corporation (the “Company”).

R E C I T A L S

WHEREAS, Parent and the Company have entered into the Separation and Distribution Agreement, dated as of even date herewith (the “Separation and Distribution Agreement”), pursuant to which Parent and the Company will effectuate the Transactions;

WHEREAS, as contemplated by the Separation and Distribution Agreement, Parent and the Company desire to enter into this Agreement for the purpose of allocating between them the Assets, Liabilities and responsibilities with respect to certain employee matters (including employee compensation and benefit plans and programs);

WHEREAS, Parent and the Company have agreed that, except as otherwise specifically provided herein, the general approach and philosophy underlying this Agreement is to (a) allocate Assets, Liabilities and responsibilities to the Lithium Group (as opposed to the Parent Group) to the extent they relate to current or former employees and other service providers primarily related to the Lithium Assets or the Lithium Business and (b) allocate Assets, Liabilities and responsibilities (other than those described in clause (a) above) to the Parent Group (as opposed to the Lithium Group); and

WHEREAS, except as expressly set forth herein, this Agreement is not intended to address the matters specifically and expressly covered by the Plan of Reorganization (as defined in the Separation and Distribution Agreement).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings; provided that capitalized terms used but not otherwise defined in this Section 1.01 shall have the respective meanings ascribed to such terms in the Separation and Distribution Agreement:

“2018 Cash Bonuses” has the meaning set forth in Section 7.01 hereto.

“Adjusted Banked Parent PRSU” means any Banked Parent PRSU adjusted pursuant to Section 8.02(b) or Section 8.02(c) hereto.

“Adjusted Company Stock Value” means the product of (a) the Company Stock Value multiplied by (b) the Distribution Ratio.

“Adjusted Parent Awards” means, collectively, the Adjusted Parent Options, the Adjusted Banked Parent PRSUs, the Adjusted Unbanked Parent PRSUs and the Adjusted Parent RSUs.

“Adjusted Parent Option” means any Parent Option adjusted pursuant to Section 8.04(b) hereto.

“Adjusted Parent RSU” means any Parent RSU adjusted pursuant to Section 8.02(b) or Section 8.02(c) hereto.

“Adjusted Unbanked Parent PRSU” means any Unbanked Parent PRSU adjusted pursuant to Section 8.03(b) or Section 8.03(c) hereto.

“Agreement” means this Employee Matters Agreement, including all of the schedules and exhibits hereto.

“Banked Parent PRSU” means any Parent PRSU (or portion thereof) for which the applicable performance period has been completed as of the applicable date of determination.

“Benefits Commencement Date” means (a) January 1, 2019 (in the case of U.S. Lithium Participants) and (b) the Separation Date (in the case of Non-U.S. Lithium Participants).

“Benefits Transition Period” has the meaning set forth in Section 5.01(c) hereto.

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA.

“Collective Bargaining Agreements” means any and all agreements, memorandums of understanding, contracts, letters, side letters and contractual obligations of any kind, nature and description, oral or written, that have been entered into between or that involve or apply to any employer and any labor organization, union, employee association, agency or employee committee or plan.

“Company” has the meaning set forth in the preamble hereto.

“Company Stock Value” means the closing price per share of Company Common Stock, trading “regular way”, immediately prior to the Distribution Effective Time.

“Distribution Effective Time” means the effective time of the Distribution.

“Delayed Transfer Employee” means any Lithium Inactive Employee, New Lithium Employee, Transferred Lithium Employee or Sponsored Employee (to the extent applicable).

“Delayed Transfer Period” has the meaning set forth in Section 3.01(b) hereto.

“Distribution Ratio” means the number of shares of Company Common Stock distributed in the Distribution in respect of one share of Parent Common Stock.

“Employee Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA, (b) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (c) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

“Former Parent Employee” means each individual who, as of immediately prior to the Distribution Effective Time, is a former employee of any member of the Parent Group (other than any individual who was last actively employed primarily with respect to the Lithium Assets or the Lithium Business).

“H&W Plan” means any Parent H&W Plan or Lithium H&W Plan.

“HIPAA” means the health insurance portability and accountability requirements for “group health plans” under the Health Insurance Portability and Accountability Act of 1996, as amended, together with the rules and regulations promulgated thereunder.

“Lithium 401(k) Plan” means any Lithium Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code.

“Lithium Awards” means, collectively, the Lithium Options, the Lithium PRSUs and the Lithium RSUs.

“Lithium Assumed Employee Liabilities” has the meaning set forth in Section 2.01(b) hereto.

“Lithium CBA” means any Collective Bargaining Agreement covering Lithium Employees or Lithium Contractors, as applicable, as listed on Schedule I hereto.

“Lithium Change in Control” has the meaning set forth in Section 8.06(b) hereto.

“Lithium Contractor” means each individual independent contractor or consultant who, as of the Separation Effective Time, primarily provides or provided services with respect to the Lithium Assets or the Lithium Business.

“Lithium Employee” means each (a) individual who, as of the Separation Effective Time, is (i) actively employed primarily with respect to the Lithium Assets or the Lithium Business by any member of the Parent Group or the Lithium Group or (ii) (x) an inactive employee (including any employee on short- or long-term disability leave or other authorized leave of absence) or (y) a former employee and, in each case, who was last actively employed primarily with respect to the Lithium Assets or the Lithium Business by any member of the Parent Group or the Lithium Group, (b) Transferred Lithium Employee or (c) New Lithium Employee.

“Lithium Equity Plan” has the meaning set forth in Section 8.06(a) hereto.

“Lithium FSAs” has the meaning set forth in Section 6.04 hereto.

“Lithium H&W Plan” means any Lithium Plan that is (a) an “employee welfare benefit plan” or “welfare plan” (as defined under Section 3(1) of ERISA) or (b) a similar plan that is sponsored, maintained, administered, contributed to or entered into outside of the United States. For the avoidance of doubt, Lithium FSAs are Lithium H&W Plans.

“Lithium Inactive Employee” has the meaning set forth in Section 3.01(b) hereto.

“Lithium NQ Savings Plan” has the meaning set forth in Section 5.05(a) hereto.

“Lithium Option” has the meaning set forth in Section 8.04(a) hereto.

“Lithium Participant” means any individual who is a Lithium Employee or Lithium Contractor, and any beneficiary, dependent, or alternate payee of such individual, as the context requires.

“Lithium Plan” means any Employee Plan that (a) is or was sponsored, maintained, administered, contributed to or entered into by any member of the Lithium Group, whether before, as of or after the Separation Date or (b) for which Liabilities transfer to any member of the Lithium Group under this Agreement or pursuant to applicable Law as a result of the Distribution.

“Lithium PRSU” means each award of restricted share units with respect to Company Common Stock granted under the Lithium Equity Plan pursuant to Section 8.03(b) that is subject to performance-based vesting conditions.

“Lithium RSU” has the meaning set forth in Section 8.02(a) hereto.

“Lithium Specified Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property, applicable or related, in whole or in part, to the Lithium Assets or the Lithium Business pursuant to any Employee Plan covering or with any Lithium Employee or Lithium Contractor and to which any member of the Lithium Group or Parent Group is a party; provided that, with respect to any Intellectual Property existing, conceived, created, developed or reduced to practice prior to the Separation Effective Time, the foregoing rights to enjoy, benefit from or enforce any restrictive covenants related to Intellectual Property is limited to those restrictive covenants related to Intellectual Property included in the Lithium Assets.

“New Lithium Employee” means any individual who is hired following the Separation Effective Time to primarily provide services to the Lithium Assets or the Lithium Business.

“Non-U.S. Lithium Participant” means any Lithium Participant who is not a U.S. Lithium Participant.

“Parent” has the meaning set forth in the preamble hereto.

“Parent 401(k) Plan” means any Parent Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code.

“Parent Bonus Plan” has the meaning set forth in Section 7.01 hereto.

“Parent CBA” means any Collective Bargaining Agreement covering Parent Employees or Parent Contractors, as applicable.

“Parent Change in Control” has the meaning set forth in Section 8.06(b) hereto.

“Parent Contractor” means each individual independent contractor or consultant (other than a Lithium Contractor) of any member of the Parent Group, or solely for purposes of Article VIII, any non-employee director of the Parent Board.

“Parent Employee” means each individual who, as of the Separation Effective Time, is (a) not a Lithium Employee and (b) either (i) actively employed by any member of the Parent Group or (ii) (x) an inactive employee (including any employee on short- or long-term disability leave or other authorized leave of absence) or (y) a former employee, in each case, of any member of the Parent Group.

“Parent Equity Plan” means the FMC Corporation Incentive Compensation and Stock Plan.

“Parent Executive Severance Plan” means the FMC Corporation Executive Severance Plan.

“Parent FSA” means any Parent Plan that is a flexible spending account for health and dependent care expenses.

“Parent H&W Plan” means any Parent Plan that is (a) an “employee welfare benefit plan” or “welfare plan” (as defined under Section 3(1) of ERISA) or (b) a similar plan that is sponsored, maintained, administered, contributed to or entered into outside of the United States. For the avoidance of doubt, Parent FSAs are Parent H&W Plans.

“Parent NQ Pension Plan” means the FMC Corporation Salaried Employees’ Equivalent Retirement Plan.

“Parent NQ Savings Plan” means the FMC Corporation Non-Qualified Savings and Investment Plan.

“Parent Option” means each option to acquire Parent Common Stock granted under the Parent Equity Plan.

“Parent Participant” means any individual who is a Parent Employee or Parent Contractor, and any beneficiary, dependent, or alternate payee of such individual, as the context requires.

“Parent Plan” means any Employee Plan (other than a Lithium Plan) sponsored, maintained, administered, contributed to or entered into by any member of the Parent Group. For the avoidance of doubt, no Lithium Plan is a Parent Plan.

“Parent Post-Distribution Stock Value” means the amount equal to the Parent Pre-Distribution Stock Value less the Adjusted Company Stock Value.

“Parent Pre-Distribution Stock Value” means the closing price per share of Parent Common Stock, trading “regular way” with “due bills”, immediately prior to the Distribution Effective Time.

“Parent PRSU” means each award of restricted share units with respect to Parent Common Stock granted under the Parent Equity Plan subject to performance-based vesting conditions.

“Parent Retained Employee Liabilities” has the meaning set forth in Section 2.01(a) hereto.

“Parent Retiree H&W Plan” means any Parent H&W Plan that provides or promises any post-retirement health, medical or life insurance or similar benefits (whether insured or self-insured).

“Parent RSU” means each award of restricted share units with respect to Parent Common Stock granted under the Parent Equity Plan (other than Parent PRSUs).

“Parent Specified Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property, pursuant to any Employee Plan covering or with any Lithium Employee, Lithium Contractor, Parent Employee or Parent Contractor and to which any member of the Lithium Group or Parent Group is a party (other than Lithium Specified Rights).

“Parent U.S. Qualified Pension Plan” means the FMC Corporation Employees’ Retirement Program, Salaried and Nonunion Hourly Employees’ Retirement Plan (Part I).

“Personnel Records” has the meaning set forth in Section 9.01 hereto.

“Separation Date” has the meaning set forth in the Separation and Distribution Agreement.

“Separation Effective Time” means the closing of the IPO.

“Separation and Distribution Agreement” has the meaning set forth in the recitals hereto.

“Sponsored Employee” means any Lithium Employee working on a visa or work permit sponsored by Parent or a Parent Group member as of immediately prior to the Separation Effective Time.

“Transferred Lithium Employee” means any individual who (a) did not become a Lithium Employee effective on or before the Separation Effective Time and (b) Parent and the Company mutually agree following the Separation Effective Time should have his or her employment transferred from the Parent Group to the Lithium Group.

“UK Pension Plan” means the FMC Chemicals Pension Plan (together with all obligations related thereto, including obligations associated with the winding-up of such plan). For the avoidance of doubt, the UK Pension Plan is a Lithium Plan.

“Unbanked Parent PRSU” means any Parent PRSU (or portion thereof) for which the applicable performance period has not been completed as of the applicable date of determination.

“UK DC Plan” has the meaning set forth in Section 5.02(a) hereto.

“U.S. Lithium Employee” means any Lithium Employee who is employed (or, in the case of former employees, last actively employed) in the United States.

“U.S. Lithium Participant” means any Lithium Participant employed or engaged (or, in the case of former employees, individual independent contractors or consultants, last actively employed or engaged, as applicable) in the United States.

ARTICLE II

GENERAL ALLOCATION OF LIABILITIES; INDEMNIFICATION

Section 2.01.    Allocation of Employee-Related Liabilities.

(a)    Subject to the terms and conditions of this Agreement, effective as of the Separation Effective Time, Parent shall, or shall cause the applicable member of the Parent Group to, assume and retain, and no member of the Lithium Group shall have any further obligation with respect to, any and all Liabilities (i) relating to, arising out of or in respect of any Parent Participant or any Parent Plan, in each case, other than any Lithium Assumed Employee Liabilities, or (ii) attributable to actions expressly specified to be taken by any member of the Parent Group under this Agreement, in each case, (x) whether arising before, on or after the Separation Date, (y) whether based on facts occurring before, on or after the Separation Date and (z) irrespective of which Person such Liabilities are asserted against or which Person such Liabilities attached to as a matter of applicable Law or contract or (iii) expressly assumed or retained, as applicable, by any member of the Parent Group pursuant to this Agreement (collectively, “Parent Retained Employee Liabilities”). For the avoidance of doubt, all Parent Retained Employee Liabilities are Parent Liabilities for purposes of the Separation and Distribution Agreement.

(b)    Subject to the terms and conditions of this Agreement, effective as of the Separation Effective Time, the Company shall, or shall cause the applicable member of the Lithium Group to, assume, and no member of the Parent Group shall have any further obligation with respect to, any and all Liabilities (i) relating to, arising out of or in respect of any Lithium Participant or any Lithium Plan or (ii) attributable to actions expressly specified to be taken by any member of the Lithium Group under this Agreement, in each case, (x) whether arising before, on or after the Separation Date, (y) whether based on facts occurring before, on or after the Separation Date and (z) irrespective of which Person such Liabilities are asserted against or which Person such Liabilities attached to as a matter of applicable Law or contract (collectively, “Lithium Assumed Employee Liabilities”), including without limitation:

(i)    employment, separation or retirement agreements or arrangements to the extent applicable to any Lithium Participant;

(ii)    wages, salaries, incentive compensation, commissions, bonuses and other compensation payable to any Lithium Participants, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses and other compensation are or may have been earned;

(iii)    severance or similar termination-related pay or benefits applicable to any Lithium Participant;

(iv)    claims made by or with respect to any Lithium Participant in connection with any employee benefit plan, program or policy, without regard to when such claim is in respect of;

(v)    workers’ compensation and unemployment compensation benefits for all Lithium Participants;

(vi)    change in control, transaction bonus, retention and stay bonuses payable to any Lithium Participants;

(vii)    the Lithium CBAs;

(viii)    any applicable Law (including ERISA and the Code) to the extent related to participation by any Lithium Participant in any Employee Plan;

(ix)    any Actions, allegations, demands, assessments, settlements or judgments relating to or involving any Lithium Participant (including, without limitation, those relating to labor and employment, wages, hours, overtime, employee classification, hostile workplace, civil rights, discrimination, harassment, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers’ compensation, continuation coverage under group health plans, wage payment, hiring practice and the payment and withholding of Taxes);

(x)    any costs or expenses incurred in designing, establishing and administering any Lithium Plans or payroll or benefits administration for Lithium Participants;

(xi)    the employer portion of any employment, payroll or similar Taxes relating to any of the foregoing or any Lithium Participant; and

(xii)    any Liabilities expressly assumed or retained, as applicable, by any member of the Lithium Group pursuant to this Agreement.

For the avoidance of doubt, all Lithium Assumed Employee Liabilities are Lithium Liabilities for purposes of the Separation and Distribution Agreement.

Section 2.02.    Indemnification. For the avoidance of doubt, the provisions of Article VIII of the Separation and Distribution Agreement shall apply to and govern the indemnification rights and obligations of the parties with respect to the matters addressed by this Agreement.

ARTICLE III

EMPLOYEES AND CONTRACTORS; EMPLOYMENT AND

COLLECTIVE BARGAINING AGREEMENTS

Section 3.01.    Transfers of Employment; Post-IPO Transfers.

(a)    Effective as of or prior to the Separation Effective Time, (i) the employment of each Lithium Employee, to the extent employed at such time, will be transferred to or continued by, as applicable, a member of the Lithium Group and (ii) the employment of each Parent Employee, to the extent employed at such time, will be continued by a member of the Parent Group. Following the Separation Effective Time and prior to the Distribution Effective Time, Parent and the Company shall cooperate in good faith to transfer the employment of each Transferred Lithium Employee from the Parent Group to the Lithium Group, and the parties shall use their reasonable best efforts to cause all such transfers of employment to occur no later than the Distribution Effective Time; provided however, that the parties agree and acknowledge that there may be a limited number of Transferred Lithium Employees whose employment may not be transferred to the Lithium Group until on or after the Distribution Effective Time, in which case the parties will mutually cooperate to transfer the employment of such individuals to the Lithium Group as soon as possible following the Distribution Effective Time and, unless as otherwise contemplated in connection with the Transition Services Agreement, in no event later than the expiration of the Delayed Transfer Period. For the avoidance of doubt, each Transferred Lithium Employee shall be deemed to be a “Lithium Employee” for all purposes of the Agreement following the applicable date of transfer of his or her employment from the Parent Group to the Lithium Group.

(b)    Notwithstanding anything to the contrary in this Agreement, each U.S. Lithium Employee who, as of the Separation Effective Time, is (i) on an approved leave of absence and (ii) receiving long-term or short-term disability benefits under a Parent H&W Plan (each, a “Lithium Inactive Employee”) will continue to be employed by a member of the Parent Group until such individual returns to active service. Upon a Lithium Inactive Employee’s return to active service, such Lithium Inactive Employee will be transferred to a member of the Lithium Group (or, if such Lithium Inactive Employee returns to active service following the Distribution Effective Time, the Company will make an offer of employment to such Lithium Inactive Employee on terms and conditions of employment consistent with (A) this Agreement and (B) the terms and conditions of employment applicable to such Lithium Inactive Employee at such time); provided, that such Lithium Inactive Employee returns to active service within 18 months following the Separation Date (such period, the “Delayed Transfer Period”). For the avoidance of doubt, (x) effective on or before the Separation Effective Time, the employment of each Lithium Employee (other than any Lithium Inactive Employee) who is on an approved leave of absence (including parental, military or other authorized leave of absence) will continue with or be transferred to, as applicable, the Lithium Group in accordance with Section 3.01(a) and (y) all costs relating to any compensation, benefits, severance or other employment-related costs in respect of Lithium Inactive Employees will constitute Lithium Assumed Employee Liabilities.

(c)    Any New Lithium Employees will be hired by a member of the Lithium Group, and will be deemed to be a Lithium Employee for all purposes of this Agreement from and after the applicable date of hire; provided that, to the extent any such individual cannot be hired by a member of the Lithium Group prior to the Distribution Effective Time, the parties will cooperate in good faith for such individual to be hired by a member of the Parent Group and thereafter transferred to a member of the Lithium Group, effective as of no later than the Distribution Effective Time. For the avoidance of doubt, any New Lithium Employee will be deemed to be a Lithium Employee for all purposes of this Agreement following his or her applicable hire date (regardless of whether hired by a member of the Lithium Group or a member of the Parent Group).

(d)    Each of the parties hereto agrees to execute, and to use their reasonable best efforts to have the applicable employees execute, any such documentation or consents as may be necessary or desirable to reflect or effectuate any such assignments or transfers contemplated by this Section 3.01.

(e)    Effective as of the Separation Effective Time, (i) the Company shall adopt or maintain, and shall cause each member of the Lithium Group to adopt or maintain, leave of absence programs and (ii) the Company shall honor, and shall cause each member of the Lithium Group to honor, all terms and conditions of authorized leaves of absence which have been granted to any Lithium Participant before the Separation Effective Time, including such leaves that are to commence on or after the Separation Effective Time.

(f)    In the event that the parties reasonably determine following the Separation Effective Time that (i) any individual employed outside the United States who is not a Lithium Employee has inadvertently become employed by a member of the Lithium Group (due to the operation of transfer of undertakings or similar applicable Law), the parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the Parent Group, and Parent shall reimburse the applicable members of the Lithium Group for all compensation, benefits and other employment-related costs incurred by the Lithium Group members in employing and transferring such individuals or (ii) any individual employed outside the United States who was intended to transfer to, and become employed by, a member of the Lithium Group pursuant to the operation of transfer of undertakings or similar applicable Law instead continues to be employed by the Parent Group, the parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the Lithium Group, and the Company shall reimburse the applicable members of the Parent Group for all compensation, benefits and other employment-related costs incurred by Parent Group members in employing and transferring such individuals.

(g)    With respect to any employment agreements or restrictive covenant agreements with Lithium Employees or Parent Employees to which a member of the Lithium Group or a member of the Parent Group, respectively, is not a party, or which do not otherwise transfer to a Lithium Group member or a Parent Group member, respectively, by operation of applicable Law, the parties shall use reasonable best efforts to assign the applicable employment agreement to a member of the Lithium Group or a member of the Parent Group, as applicable, in the applicable jurisdiction, and the Company or Parent, as applicable, shall, or shall cause a member of the Lithium Group or a member of the Parent Group, respectively, to assume and perform such employment agreements in accordance with their terms; provided, however, that this Section 3.01(g) shall not apply to (i) any employment agreements with any Lithium Participants who are employed in a jurisdiction outside of the United States in which the parties do not intend for such agreements to be transferred to the Lithium Group or (ii) any executive severance agreements with any Lithium Employees under the Parent Executive Severance Plan.

(h)    Neither the Separation, the Distribution nor any assignment, transfer or continuation of the employment of employees as contemplated by this Article III shall be deemed a termination of employment or service of any Lithium Participant or Parent Participant for purposes of this Agreement or any Parent Plan or Lithium Plan (including, for the avoidance of doubt, any individual employment, severance, change in control, independent contractor, consulting or similar agreements).

(i)    Except as provided in Section 8.06(h), with respect to any Delayed Transfer Employee, references to “Separation Effective Time”, “Separation Date”, “Benefits Commencement Date”, “Distribution Effective Time” and “Distribution Date” in this Agreement, as applicable, shall in each case be deemed to refer to the date such Delayed Transfer Employee commences employment with the Lithium Group, mutatis mutandis, if later.

Section 3.02.    Contractors. With respect to any independent contractor or consulting agreements with Lithium Contractors or Parent Contractors to which a Lithium Group member or a Parent Group member, respectively, is not a party, or which do not otherwise transfer to a Lithium Group member or a Parent Group member, respectively, by operation of applicable Law, the parties shall use reasonable best efforts to assign the applicable agreements to a member of the Lithium Group or a member of the Parent Group, as applicable, in the applicable jurisdiction, and the Company or Parent, as applicable, shall, or shall cause a member of the Lithium Group or a member of the Parent Group, respectively, to assume and perform such independent contractor and consulting agreements.

Section 3.03.    Assumption of Collective Bargaining Agreements; Labor Relations.

(a)    From and after the Separation Effective Time, the Company hereby agrees to comply with and honor the Lithium CBAs and become, and fulfill its obligations as, a successor employer to the applicable Parent Group member for all purposes under the Lithium CBAs with respect to any Lithium Employee or Lithium Contractor, and the Company assumes responsibility for, and Parent or the relevant member of the Parent Group hereby ceases to be responsible for or to otherwise have any Liability in respect of, the Lithium CBAs to the extent they pertain to any Lithium Employee or Lithium Contractor.

(b)    To the extent required by applicable Law, any Lithium CBA, Parent CBA or any other Collective Bargaining Agreement, the parties shall cooperate and consult in good faith to provide notice, engage in consultation, and take any similar action which may be required on its part in connection with the IPO or Distribution.

Section 3.04.    Assumption of Individual Lithium Employee Agreements and Lithium Contractor Agreements. From and after the Separation Effective Time, the Company hereby agrees to comply with and honor any employment or services agreement between any member of the Parent Group or the Lithium Group, as the case may be, on the one hand, and any Lithium Employee or Lithium Contractor, on the other hand, and assumes responsibility for, and, to the extent applicable, Parent or the relevant member of the Parent Group hereby ceases to be responsible for or to otherwise have any Liability in respect of, such agreements. For the avoidance of doubt, this Section 3.04 shall not apply to any executive severance agreements with any Lithium Employees under Parent’s Executive Severance Plan.

Section 3.05.    Assignment of Specified Rights. To the extent permitted by applicable Law and the applicable agreement, if any, effective as of the Separation Effective Time, (i) Parent hereby assigns, to the maximum extent possible, on behalf of itself and the Parent Group, the Lithium Specified Rights, to the Company and (ii) the Company hereby assigns, to the maximum extent possible, on behalf of itself and the Lithium Group, the Parent Specified Rights, to Parent.

ARTICLE IV

PLANS

Section 4.01.    Plan Participation. Except as otherwise expressly provided in this Agreement, effective as of immediately prior to the applicable Benefits Commencement Date, (a) (i) all Lithium Participants shall cease any participation in, and benefit accrual under, Parent Plans and (ii) all members of the Lithium Group shall cease to be participating employers under the Parent Plans and, (b) to the extent applicable, (i) all Parent Participants shall cease any participation in, and benefit accrual under, Lithium Plans and (ii) all members of the Parent Group shall cease to be participating employers under the Lithium Plans. Prior to the Separation Date, Parent and the Company shall take all actions necessary to effectuate the actions contemplated by this Section 4.01 and to cause (A) the applicable Lithium Group member to assume or retain all Liabilities with respect to each Lithium Plan and the applicable Parent Group member to assume or retain all Liabilities with respect to each Parent Plan, in each case, effective as of the Separation Effective Time and (B) all Assets of any Lithium Plan to be transferred to or retained by the applicable Lithium Group member in the applicable jurisdiction and all Assets of any Parent Plan to be transferred to or retained by the applicable Parent Group member in the applicable jurisdiction, in each case, effective as of the Separation Effective Time.

Section 4.02.    Adoption and Administration of Lithium Plans; Service Credit.

(a)    To the extent necessary to comply with its obligations under this Agreement, the Company or a member of the Lithium Group shall adopt, or cause to be adopted, at the Company’s expense, Lithium Plans to be effective from and after the applicable Benefits Commencement Date. The Company expressly agrees to reimburse Parent for any and all costs and expenses incurred by the Parent Group before the applicable Benefits Commencement Date to design, establish or administer any Lithium Plan.

(b)    For the avoidance of doubt, from and after the applicable Benefits Commencement Date, the applicable member of the Lithium Group shall be responsible for the administration of the applicable Lithium Plan, and no member of the Parent Group shall have any Liability or obligation (including any administration obligation) with respect to any Lithium Plans.

(c)    From and after the applicable Benefits Commencement Date, for purposes of determining eligibility to participate, vesting and benefit accrual under any Lithium Plan in which a Lithium Participant is eligible to participate on and following the applicable Benefits Commencement Date, such Lithium Participant’s service with any member of the Parent Group or the Lithium Group, as the case may be, prior to the applicable Benefits Commencement Date shall be treated as service with the Lithium Group, to the extent recognized by the Parent Group or the Lithium Group, as applicable, under an analogous Parent Plan or Lithium Plan, as applicable, prior to the applicable Benefits Commencement Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits.

ARTICLE V

RETIREMENT PLANS

Section 5.01.    401(k) Plan.

(a)    Effective as of the Benefits Commencement Date, each Lithium Participant who participates in the Parent 401(k) Plan as of immediately prior to the Benefits Commencement Date (i) will cease active participation in the Parent 401(k) Plan and (ii) will become eligible to participate in the Lithium 401(k) Plan. For the avoidance of doubt, all employee pre-tax deferrals and employer contributions with respect to the Lithium Participants will be made to the Lithium 401(k) Plan on and following the Benefits Commencement Date.

(b)    Effective as of the Distribution Effective Time, each Lithium Participant will become eligible to elect a distribution of his or her account balance under the Parent 401(k) Plan, including a voluntary “rollover distribution” of such Lithium Participant’s eligible account balance under the Parent 401(k) Plan (other than any participant loans) to either the Lithium 401(k) Plan or an Individual Retirement Account (or, for the avoidance of doubt, such Lithium Participant may otherwise continue to maintain his or her account under the Parent 401(k) Plan in accordance with the terms of the Parent 401(k) Plan), as determined by each such Lithium Participant; provided that any portion of such Lithium Participant’s account balance under the Parent 401(k) Plan to be “rolled over” to the Lithium 401(k) Plan must be done in the form of cash (i.e., no in-kind or Parent Common Stock transfers will be permitted). In the event that a Lithium Participant makes a voluntary election to rollover such Lithium Participant’s account balance from the Parent 401(k) Plan to the Lithium 401(k) Plan, the Company agrees to cause the Lithium 401(k) Plan to accept such rollover, to the extent permitted by applicable Law.

(c)    Subject to participant rollovers as provided for in Section 5.01(b) above, all Liabilities under the Parent 401(k) Plan (whether relating to Parent Participants or Lithium Participants), including with respect to participant loans, will be retained by Parent and will constitute Parent Retained Employee Liabilities; provided that any and all costs, expenses or Liabilities relating to participation by Lithium Participants in the

Parent 401(k) Plan during the period, if any, between the Separation Date and the Benefits Commencement Date (the “Benefits Transition Period”) shall be assumed by the Lithium Group and constitute Lithium Assumed Employee Liabilities, which shall be reimbursed by the Company to the Parent Group in accordance with the terms of the Transition Services Agreement. For the avoidance of doubt, there will be no trust-to-trust transfer of any Assets or Liabilities from the Parent 401(k) Plan to the Lithium 401(k) Plan.

(d)    From and after the Benefits Commencement Date, the applicable member of the Lithium Group shall be responsible for the administration of the Lithium 401(k) Plan, and no member of the Parent Group shall have any Liability or obligation (including any administration obligation) with respect to the Lithium 401(k) Plan.

Section 5.02.    Non-U.S. Defined Contribution Plans.

(a)    Effective as of the Separation Effective Time, the Lithium Plan that is a defined contribution plan maintained for the benefit of Non-U.S. Lithium Participants in the United Kingdom (the “UK DC Plan”) will be retained by the Lithium Group in accordance with its terms, and, for the avoidance of doubt, (i) all obligations in respect of the UK DC Plan will be retained by the Lithium Group from and after the Separation Effective Time and (ii) any Liabilities relating to or arising from the UK DC Plan will constitute Lithium Assumed Employee Liabilities.

(b)    Effective on or before the Separation Effective Time, each Non-U.S. Lithium Participant who participates in a Parent Plan that is a statutory India Provident Fund shall cease active participation in such plan and will become eligible to participate in a Lithium Plan that is a statutory India Provident Fund.

Section 5.03.    Parent U.S. Qualified Pension Plan.

(a)    Effective as of the Benefits Commencement Date, each Lithium Participant who participates in the Parent U.S. Qualified Pension Plan will cease active participation in the Parent U.S. Qualified Pension Plan (including the accrual of any additional benefits under the Parent U.S. Qualified Pension Plan).

(b)    On and following the Benefits Commencement Date, each Lithium Participant who participates in the Parent U.S. Qualified Pension Plan as of immediately prior to the Benefits Commencement Date shall receive credit for his or her service with the Lithium Group on and following the Benefits Commencement Date for purposes of attaining “early retirement” eligibility under, and in accordance with the terms of, the Parent U.S. Qualified Pension Plan.

(c)    From and after the Distribution Effective Time, the terms of the Parent U.S. Qualified Pension Plan will govern the terms of distributions, if any, of any benefits payable under the Parent U.S. Qualified Pension Plan to any Lithium Participants.

(d)    All Liabilities under the Parent U.S. Qualified Pension Plan (whether relating to Parent Participants or Lithium Participants) will be retained by Parent and will constitute Parent Retained Employee Liabilities; provided, however, that any and all costs, expenses or Liabilities relating to participation by Lithium Participants in the Parent U.S. Qualified Pension Plan during the Benefits Transition Period shall be assumed by the Lithium Group and constitute Lithium Assumed Employee Liabilities, which shall be reimbursed by the Company to the Parent Group in accordance with the terms of the Transition Services Agreement.

Section 5.04.    Non-U.S. Pension Plans.

(a)    Effective as of the Separation Effective Time, the UK Pension Plan will be retained by the Lithium Group in accordance with its terms, and, for the avoidance of doubt, any Liabilities arising from or relating to the UK Pension Plan will constitute Lithium Assumed Employee Liabilities. Without limiting the generality of Schedule 5.05 of the Separation Agreement, as of and following the Separation Effective Time, the Bromborough Indemnity Deed will remain in full force and effect in accordance with its terms; provided that any and all Liabilities related to or arising under the Bromborough Indemnity Deed shall constitute Lithium Assumed Employee Liabilities.

(b)    Effective on or before the Separation Effective Time, (i) each Non-U.S. Lithium Participant who participates in a Parent Plan that is an India Gratuity Plan or Japan Retirement Allowance Plan will cease active participation in such plan and will become eligible to participate in a corresponding Lithium Plan and (ii) (A) the Company shall, and shall cause the applicable member of the Lithium Group to, assume all Liabilities under such India Gratuity Plan and Japan Retirement Plan with respect to Non-U.S. Lithium Participants, (B) Parent shall, and shall cause the applicable member of the Parent Group to, transfer all such Liabilities to the applicable member of the Lithium Group, and (C) the Parent Group shall have no further Liability or obligation (including any administration obligation) with respect thereto.

Section 5.05.    Parent NQ Savings Plan.

(a)    Effective as of the Benefits Commencement Date, each Lithium Participant who participates in the Parent NQ Savings Plan as of immediately prior to the Benefits Commencement Date (i) will cease active participation in the Parent NQ Savings Plan and (ii) will become eligible to participate in a corresponding Lithium non-qualified savings and investment plan (the “Lithium NQ Savings Plan”). For the avoidance of doubt, from and after the Benefits Commencement Date, each Lithium Participant shall not actively participate in or accrue any additional benefits under the Parent NQ Savings Plan.

(b)    During the Benefits Transition Period, any and all costs, expenses or Liabilities relating to participation by Lithium Participants in the Parent NQ Savings Plan shall be assumed by the Lithium Group and constitute Lithium Assumed Employee Liabilities, which shall be reimbursed by the Company to the Parent Group in accordance with the terms of the Transition Services Agreement. Effective as of the Benefits Commencement Date, (i) the Company shall, and shall cause the Lithium NQ Savings Plan to, accept all Assets and assume all Liabilities under the Parent NQ Savings Plan with respect to Lithium Participants, (ii) Parent shall, and shall cause the Parent NQ Savings Plan to, transfer all such Assets and Liabilities to the Lithium NQ Savings Plan, and (iii) the Parent NQ Savings Plan and the Parent Group shall have no further Liability or obligation (including any administration obligation) with respect thereto. The Parent NQ Savings Plan shall continue to be responsible for Liabilities in respect of Parent Participants.

(c)    On and following the Benefits Commencement Date, any effective deferral elections made by a Lithium Participant with respect to amounts deferred by such Lithium Participant under, and in accordance with the terms of, the Parent NQ Savings Plan prior to the Benefits Commencement Date, shall remain in effect with respect to such amounts in accordance with their terms.

(d)    Lithium Participants shall receive credit under the Lithium NQ Savings Plan for vesting, eligibility and benefit service for all service credited for those purposes under the Parent NQ Savings Plan as of the Benefits Commencement Date as if that service had been rendered to the Lithium Group.

(e)    To the maximum extent permitted by Section 409A of the Code, a Lithium Participant shall not be considered to have undergone a “separation from service” for purposes of Section 409A of the Code and the Parent NQ Savings Plan solely by reason of the Distribution, and, following the Distribution Effective Time, the determination of whether a Lithium Participant has incurred a separation from service with respect to his or her benefit in the Lithium NQ Savings Plan shall be based solely upon his or her performance of services for the Lithium Group.

Section 5.06.    Parent NQ Pension Plan.

(a)    Effective as of the Benefits Commencement Date, each Lithium Participant who participates in the Parent NQ Pension Plan as of immediately prior to the Distribution Effective Time will cease active participation in the Parent NQ Pension Plan and will not accrue any additional benefits thereunder.

(b)    At and following the Distribution Effective Time, the terms of the Parent NQ Pension Plan (and any applicable deferral elections thereunder) will govern the terms of any distributions of account balances made to Lithium Participants participating in the Parent NQ Pension Plan.

(c)    All Liabilities under the Parent NQ Pension Plan (whether relating to Parent Participants or Lithium Participants) will be retained by Parent and will constitute Parent Retained Employee Liabilities; provided, however, that any and all costs, expenses or Liabilities relating to participation by Lithium Participants in the Parent NQ Pension Plan during the Benefits Transition Period be assumed by the Lithium Group and constitute Lithium Assumed Employee Liabilities, which shall be reimbursed by the Company to the Parent Group in accordance with the terms of the Transition Services Agreement.

ARTICLE VI

HEALTH AND WELFARE PLANS; PAID TIME OFF AND VACATION

Section 6.01.    Cessation of Participation in Parent H&W Plans; Participation in Lithium H&W Plans.

(a)    Without limiting the generality of Section 4.01, effective as of the applicable Benefits Commencement Date, Lithium Participants shall cease to participate in the Parent H&W Plans; provided that any participation in, and benefit accrual under, Parent H&W Plans by Lithium Participants during the Benefits Transition Period shall be in accordance with, and pursuant to, the terms and conditions of the Transition Services Agreement.

(b)    Effective as of the applicable Benefits Commencement Date, the Company shall cause Lithium Participants who participate in a Parent H&W Plan immediately prior to the applicable Benefits Commencement Date to be automatically enrolled or offered participation in a corresponding Lithium H&W Plan.

(c)    To the extent applicable, the Company shall cause Lithium H&W Plans to recognize and maintain all coverage and contribution elections made by Lithium Participants under the corresponding Parent H&W Plans as of the applicable Benefits Commencement Date and apply such elections under the applicable Lithium H&W Plan for the remainder of the period or periods for which such elections are by their terms applicable.

(d)    Neither the transfer or other movement of employment or service from any member of the Parent Group to any member of the Lithium Group at any time before the applicable Benefits Commencement Date nor the Distribution shall constitute or be treated as a “status change” under the Parent H&W Plans or the Lithium H&W Plans.

(e)    Subject to the terms of the applicable Lithium H&W Plan and applicable Law, the Company shall use its reasonable best efforts to waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Lithium Participants under any Lithium H&W Plan in which such Lithium Participants may be eligible to participate on or after the applicable Benefits Commencement Date.

Section 6.02.    Assumption of Health and Welfare Plan Liabilities. Subject Section 6.03, effective as of the Separation Effective Time, all Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred prior to, on or after the Separation Effective Time by each Lithium Participant under the Parent H&W Plans shall cease to be Liabilities of the Parent Group and shall be assumed by the Lithium Group and deemed to be Lithium Assumed Employee Liabilities. Without limiting the generality of the foregoing, subject to Section 6.03, any and all costs, expenses or Liabilities relating to participation by Lithium Participants in the Parent H&W Plans during the Benefits Transition Period shall be reimbursed by the Company to the Parent Group in accordance with the terms of the Transition Services Agreement. For the avoidance of doubt, subject to Section 6.03, (a) all Liabilities arising under (i) any Parent H&W Plan (other than a Parent Retiree H&W Plan) with respect to Lithium Participants or (ii) any Lithium H&W Plan and (b) all Liabilities arising out of, relating to or resulting from the cessation of a Lithium Participant’s participation in any Parent H&W Plan (other than a Parent Retiree H&W Plan) and transfer to a Lithium H&W Plan as set forth herein (including any Actions or claims by any Lithium Participants related thereto) shall, in each case, be Lithium Assumed Employee Liabilities.

Section 6.03.    Post-Retirement Health and Welfare Benefits. Notwithstanding anything to the contrary in Section 6.01 or Section 6.02, (a) effective as of the applicable Benefits Commencement Date, all Lithium Participants shall cease to participate in, and earn benefit service under, any Parent Retiree H&W Plan (provided that any Lithium Participant who has elected to receive benefits under any applicable Parent Retiree H&W Plan in accordance with the terms of such plan prior to the applicable Benefits Commencement Date shall continue to participate in, and receive benefits under, such Parent Retiree H&W Plan in accordance with the terms of such plan) and (b) all Liabilities under the Parent Retiree H&W Plans (whether relating to Parent Participants or Lithium Participants) will be retained by Parent and will constitute Parent Retained Employee Liabilities.

Section 6.04.    Flexible Spending Account Plan Treatment. Effective as of the applicable Benefits Commencement Date, the Company shall establish or designate flexible spending accounts for health and dependent care expenses (the “Lithium FSAs”). To the extent applicable, the parties shall take all actions reasonably necessary or appropriate so that the account balances (positive or negative) under the Parent FSAs of each Lithium Participant who has elected to participate therein in the year in which the applicable Benefits Commencement Date occurs shall be transferred, effective as of the applicable Benefits Commencement Date, from the Parent FSAs to the corresponding Lithium FSAs. The Lithium FSAs shall assume responsibility as of the applicable Benefits Commencement Date for all outstanding dependent care and health care claims under the Parent FSAs of each Lithium Participant for the year in which the applicable Benefits Commencement Date occurs and shall assume the rights of and agree to perform the obligations of the analogous Parent FSA from and after the applicable Benefits Commencement Date. The parties shall cooperate in good faith to provide that the contribution elections of each such Lithium Participant as in effect immediately before the applicable Benefits Commencement Date remain in effect under the Lithium FSAs from and after the applicable Benefits Commencement Date.

Section 6.05.    Workers’ Compensation Liabilities. Unless as otherwise expressly provided in the Separation and Distribution Agreement, effective as of the Separation Effective Time, all workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by any Lithium Participant that result from an accident or from an occupational disease, regardless of whether incurred before, on or after the Separation Date, shall be assumed by the Company and shall constitute Lithium Assumed Employee Liabilities. The parties shall cooperate with respect to any notification to appropriate governmental agencies of the disposition and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and contracts governing the handling of claims.

Section 6.06.    Vacation and Paid Time Off. Effective as of the Separation Effective Time, the applicable Lithium Group member shall recognize and assume all Liabilities with respect to vacation, holiday, sick leave, paid time off, floating holidays, personal days and other paid time off with respect to Lithium Participants accrued on or prior to the Separation Effective Time, and the Company shall credit each such Lithium Participant with such accrual; provided, that if any such vacation or paid time off is required under applicable Law to be paid out to the applicable Lithium Participant in connection with the Distribution, such payment will be made by the Company as of the Distribution Date, and the Company will credit such Lithium Participant with unpaid vacation time or paid time off in respect thereof; it being understood that any amount of vacation or paid time off required to be paid out in connection with the Distribution shall constitute Lithium Assumed Employee Liabilities.

Section 6.07.    COBRA and HIPAA.

(a)    The Parent Group shall administer the Parent Group’s compliance with the health care continuation coverage requirements of COBRA, the certificate of creditable coverage requirements of HIPAA and the corresponding provisions of the Parent H&W Plans with respect to Lithium Participants who incur a COBRA “qualifying event” occurring on or before the applicable Benefits Commencement Date entitling them to benefits under a Parent H&W Plan; provided that, for the avoidance of doubt, any Liabilities related thereto shall constitute Lithium Assumed Employee Liabilities.

(b)    The Company shall be solely responsible for all Liabilities incurred pursuant to COBRA and for administering, at the Company’s expense, compliance with the health care continuation coverage requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Lithium H&W Plans with respect to Lithium Participants who incur a COBRA “qualifying event” that occurs at any time after the applicable Benefits Commencement Date entitling them to benefits under a Lithium Plan.

(c)    The parties agree that neither the Separation, the Distribution nor any assignment or transfer of the employment or services of any employee or individual independent contractor as contemplated under this Agreement shall constitute a COBRA “qualifying event” for any purpose of COBRA.

ARTICLE VII

INCENTIVE COMPENSATION

Section 7.01.    Cash Incentive and Cash Bonus Plans. Each Lithium Participant participating in any Parent Plan that is a cash bonus or cash incentive plan with respect to the 2018 performance year (each, a “Parent Bonus Plan”) will remain eligible to receive a cash bonus in respect of the 2018 performance year (the “2018 Cash Bonuses”) in accordance with the terms of such applicable Parent Bonus Plan. Any 2018 Cash

Bonuses payable to Lithium Participants under such Parent Bonus Plans will be paid by the Company on behalf of Parent in accordance with the terms of the applicable Parent Bonus Plan (including terms relating to the timing of payment), which such amounts shall constitute Lithium Assumed Employee Liabilities; provided that Parent will reimburse Lithium for the portion of the 2018 Cash Bonuses paid by the Company to Lithium Participants that relates to the portion of the 2018 performance period that elapsed prior to the Separation Date, which such amount to be reimbursed by Parent will constitute a Parent Retained Employee Liability.

ARTICLE VIII

TREATMENT OF OUTSTANDING EQUITY AWARDS

Section 8.01.    No Adjustments at the IPO. Except as may otherwise be provided pursuant to the express terms of any Parent RSU, Parent PRSU or Parent Option, no adjustments shall be made to any Parent RSU, Parent PRSU or Parent Option in connection with the execution of this Agreement or the consummation of the IPO.

Section 8.02.    RSU and Banked PRSU Distribution Adjustments.

(a)    Effective as of the Distribution Effective Time, each Parent RSU and Banked Parent PRSU that is outstanding as of immediately prior to the Distribution Effective Time and held by a Lithium Participant shall be converted into an award of restricted share units with respect to Company Common Stock (each, a “Lithium RSU”). The number of shares of Company Common Stock subject to such Lithium RSU shall be determined by the Compensation and Organization Committee of the Parent Board (the “Parent Compensation Committee”) in a manner intended to preserve the value of such Parent RSU or Banked Parent PRSU, as applicable, by taking into account the relative values of the Parent Pre-Distribution Stock Value and the Company Stock Value, with any fractional shares rounded down to the nearest whole number of shares. Each such Lithium RSU shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding Parent RSU or Banked Parent PRSU, as applicable, as of immediately prior to the Distribution Effective Time.

(b)    Effective as of the Distribution Effective Time, each Parent RSU and Banked Parent PRSU that is outstanding as of immediately prior to the Distribution Effective Time and held by a Parent Participant who is not a Former Parent Employee shall be converted into both an Adjusted Parent RSU or Adjusted Banked Parent PRSU, as applicable, and a Lithium RSU, and each such Adjusted Parent RSU, Adjusted Banked Parent PRSU and Lithium RSU shall be subject to the same terms and conditions (including vesting and payment schedules) as were applicable to the corresponding Parent RSU or Banked Parent PRSU as of immediately prior to the Distribution Effective Time; provided that from and after the Distribution Effective Time:

(i)    the number of shares of Parent Common Stock subject to such Adjusted Parent RSU or Adjusted Banked Parent PRSU, as applicable, shall be equal to the number of shares of Parent Common Stock subject to the corresponding Parent RSU or Banked Parent PRSU, as applicable, immediately prior to the Distribution Effective Time; and

(ii)    the number of shares of Company Common Stock subject to such Lithium RSU shall be determined by the Parent Compensation Committee in a manner intended, in combination with such Adjusted Parent RSU or Adjusted Banked Parent PRSU, as applicable, to preserve the value of such Parent RSU or Banked Parent PRSU, as applicable, by taking into account the Distribution Ratio relative to the number of Parent RSUs or Banked Parent PRSUs, as applicable, with any fractional shares rounded down to the nearest whole number of shares.

(c)    Effective as of the Distribution Effective Time, each Parent RSU and Banked Parent PRSU that is outstanding as of immediately prior to the Distribution Effective Time and held by a Former Parent Employee shall be converted into an Adjusted Parent RSU or Adjusted Banked Parent PRSU, as applicable. The number of shares of Parent Common Stock subject to such Adjusted Parent RSU or Adjusted Banked Parent PRSU, as applicable, shall be determined by the Parent Compensation Committee in a manner intended to preserve the value of such Parent RSU or Banked Parent PRSU, as applicable, by taking into account the relative values of the Parent Pre-Distribution Stock Value and the Parent Post-Distribution Stock Value, with any fractional shares rounded down to the nearest whole number of shares. Each such Adjusted Parent RSU or Adjusted Banked Parent PRSU, as applicable, shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding Parent RSU or Banked Parent PRSU, as applicable, as of immediately prior to the Distribution Effective Time.

Section 8.03.    Unbanked PRSU Distribution Adjustments.

(a)    Effective as of the Distribution Effective Time, each Unbanked Parent PRSU that is outstanding as of immediately prior to the Distribution Effective Time and held by a Lithium Participant shall be converted into a Lithium RSU. The number of shares of Company Common Stock subject to such Lithium RSU shall be determined by the Parent Compensation Committee in a manner intended to preserve the target value of such Unbanked Parent PRSU by taking into account the relative values of the Parent Pre-Distribution Stock Value and the Company Stock Value, with any fractional shares rounded down to the nearest whole number of shares. Each such Lithium RSU shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding Unbanked Parent PRSU as of immediately prior to the Distribution Effective Time; provided, that each such Lithium RSU shall not be subject to any performance-based vesting conditions and shall vest solely based on the continuous service of the Lithium Participant with the Lithium Group.

(b)    Effective as of the Distribution Effective Time, each Unbanked Parent PRSU that is outstanding as of immediately prior to the Distribution Effective Time and held by a Parent Participant who is not a Former Parent Employee shall be converted into both an Adjusted Unbanked Parent PRSU and a Lithium PRSU, and each such Adjusted Unbanked Parent PRSU and Lithium PRSU shall be subject to the same terms and conditions (including vesting and payment schedules and performance-based vesting conditions) as were applicable to the corresponding Unbanked Parent PRSU as of immediately prior to the Distribution Effective Time; provided that from and after the Distribution Effective Time:

(i)    the target number of shares of Parent Common Stock subject to such Adjusted Unbanked Parent PRSU shall be equal to the target number of shares of Parent Common Stock subject to the corresponding Unbanked Parent PRSU immediately prior to the Distribution Effective Time;

(ii)    the number of shares of Company Common Stock subject to such Lithium PRSU shall be determined by the Parent Compensation Committee in a manner intended, in combination with such Adjusted Unbanked Parent PRSU, to preserve the target value of such Unbanked Parent PRSU by taking into account the Distribution Ratio relative to the number of Unbanked Parent PRSUs, with any fractional shares rounded down to the nearest whole number of shares; and

(iii)    the performance-based vesting conditions applicable to the Adjusted Unbanked Parent PRSU and the Lithium PRSUs may be equitably adjusted by the Parent Compensation Committee in accordance with their terms to reflect the effect of the Distribution.

(c)    Effective as of the Distribution Effective Time, each Unbanked Parent PRSU that is outstanding as of immediately prior to the Distribution Effective Time and held by a Former Parent Employee shall be converted into an Adjusted Unbanked Parent PRSU. The number of shares of Parent Common Stock subject to such Adjusted Unbanked Parent PRSU shall be determined by the Parent Compensation Committee in a manner intended to preserve the target value of such Unbanked Parent PRSU by taking into account the relative values of the Parent Pre-Distribution Stock Value and the Parent Post-Distribution Stock Value, with any fractional shares rounded down to the nearest whole number of shares. Each such Adjusted Unbanked Parent PRSU shall be subject to the same terms and conditions (including vesting and payment schedules and performance-based vesting conditions) as applicable to the corresponding Unbanked Parent PRSU as of immediately prior to the Distribution Effective Time; provided that the performance-based vesting conditions applicable to such Adjusted Unbanked Parent PRSUs may be equitably adjusted by the Parent Compensation Committee in accordance with their terms to reflect the effect of the Distribution.

Section 8.04.    Stock Option Distribution Adjustments.

(a)    Effective as of the Distribution Effective Time, each Parent Option, whether vested or unvested, that is outstanding as of immediately prior to the Distribution Effective Time and held by a Lithium Participant shall be converted into an option to acquire Company Common Stock (each, a “Lithium Option”) and shall be subject to the same terms and conditions (including vesting and expiration schedules) as applicable to the corresponding Parent Option as of immediately prior to the Distribution Effective Time; provided that from and after the Distribution Effective Time, the number of shares of Company Common Stock subject to, and the exercise price per share of, such Lithium Option shall be determined by the Parent Compensation Committee in a manner intended to preserve the value of such Parent Option by taking into account (A) the exercise price per share of such Parent Option and (B) the relative values of the Parent Pre-Distribution Stock Value and the Company Stock Value, with any fractional shares rounded down to the nearest whole number of shares and any exercise price rounded up to the nearest whole cent.

(b)    Effective as of the Distribution Effective Time, each Parent Option, whether vested or unvested, that is outstanding as of immediately prior to the Distribution Effective Time and held by a Parent Participant shall be converted into an Adjusted Parent Option and shall be subject to the same terms and conditions (including vesting and expiration schedules) as applicable to the corresponding Parent Option as of immediately prior to the Distribution Effective Time; provided that from and after the Distribution Effective Time, the number of shares of Parent Common Stock subject to, and the exercise price per share of, such Adjusted Parent Option shall be determined by the Parent Compensation Committee in a manner intended to preserve the value of such Parent Option by taking into account (A) the exercise price per share of such Parent

Option and (B) the relative values of the Parent Pre-Distribution Stock Value and the Parent Post-Distribution Stock Value, with any fractional shares rounded down to the nearest whole number of shares and any exercise price rounded up to the nearest whole cent.

Notwithstanding anything to the contrary in this Section 8.04, the exercise price, the number of shares of Parent Common Stock or Company Common Stock, as applicable, and the terms and conditions of exercise applicable to any Adjusted Parent Option or Lithium Option, as the case may be, shall be determined in a manner consistent with the requirements of Section 409A of the Code.

Section 8.05.    Equity Award Adjustment Illustrations. For an illustration of the transactions contemplated by Section 8.02, Section 8.03 and Section 8.04, see Exhibit A hereto. For the avoidance of doubt, Exhibit A represents an illustration only, and the principles set forth in Section 8.02, Section 8.03 and Section 8.04 shall govern the actual treatment of outstanding Parent RSUs, Banked Parent PRSUs, Unbanked Parent PRSUs and Parent Options.

Section 8.06.    Miscellaneous Terms and Actions; Tax Reporting and Withholding.

(a)    Effective as of the Separation Effective Time, the Company shall adopt an equity incentive compensation plan for the benefit of eligible participants (the “Lithium Equity Plan”). Prior to the Distribution Effective Time, each of Parent and the Company shall take any actions necessary to give effect to the transactions contemplated by this Article VIII, including, in the case of the Company, the reservation, issuance and listing of shares of Company Common Stock as is necessary to effectuate the transactions contemplated by this Article VIII. From and after the Distribution Effective Time, (i) the Company shall retain the Lithium Equity Plan, and all Liabilities thereunder shall constitute Lithium Assumed Employee Liabilities, and (ii) Parent shall retain the Parent Equity Plan, and all Liabilities thereunder shall constitute Parent Retained Employee Liabilities. From and after the Distribution Effective Time, all Adjusted Parent Awards, regardless of by whom held, shall be granted under and subject to the terms of the Parent Equity Plan and shall be settled by Parent, and all Lithium Awards, regardless of by whom held, shall be granted under and subject to the terms of the Lithium Equity Plan and shall be settled by the Company. Notwithstanding anything to the contrary in this Agreement (including Section 2.02 or Section 11.04), (i) each Parent Participant shall have third-party beneficiary rights with respect to his or her Adjusted Parent Awards that are converted into Lithium Awards pursuant to Section 8.04, including the right to bring any Action against the Company relating to or arising from such Lithium Awards and, other than pursuant to clause (ii) below, neither Parent nor any other member of the Parent Group shall have any right or remedy with respect to any Parent Participant’s Adjusted Parent Awards that are converted into Lithium Awards pursuant to Section 8.04, and (ii) any and all Actions brought by or on behalf of any Parent Participant, Lithium Participant (or any dependent or beneficiary thereof) or any other Person in respect of or relating to any Adjusted Parent Awards that are converted into Lithium Awards pursuant to this Article VIII shall be the sole obligation and responsibility of the Company, and the Company shall indemnify, defend and hold the Parent Group harmless from and against any and all such Actions and any Liabilities related thereto.

(b)    From and after the Distribution Effective Time, for purposes of the Adjusted Parent Awards converted into Lithium Awards pursuant to Section 8.04, (i) a Parent Participant’s employment with or service to the Parent Group shall be treated as employment with and service to the Lithium Group and (ii) any reference to “cause”, “good reason”, “disability”, “willful” or other similar terms applicable to such Lithium Awards shall be deemed to refer to the definitions of “cause”, “good reason”, “disability”, “willful” or other similar terms set forth in the Parent Equity Plan. From and after the Distribution Effective Time, (x) any reference to a “change in control,” “change of control” or similar term applicable to any Adjusted Parent Award contained in any applicable award agreement, employment or services agreement or the Parent Equity Plan shall be deemed to refer to a “change in control,” “change of control” or similar term as defined in such award agreement, employment or services agreement or the Parent Equity Plan (a “Parent Change in Control”) and (y) any reference to a “change in control,” “change of control” or similar term applicable to any Lithium Award contained in any applicable award agreement, employment or services agreement or the Lithium Equity Plan shall be deemed to refer to a “change in control,” “change of control” or similar term as defined in the Lithium Equity Plan (a “Lithium Change in Control”); provided, however, with respect to any Adjusted Parent Awards converted into Lithium Awards pursuant to Section 8.04, a Parent Change in Control shall also be treated as a Lithium Change in Control. For the avoidance of doubt, the Distribution shall not, in and of itself, be treated as either a Parent Change in Control or a Lithium Change in Control. Neither the Separation, the Distribution nor any assignment, transfer or continuation of the employment of employees as contemplated by Article III shall be deemed a termination of employment or service of any Lithium Participant or Parent Participant or a Parent Change in Control or Lithium Change in Control for purposes of the Parent Equity Plan or the Lithium Equity Plan, or any Adjusted Parent Award or Lithium Award outstanding thereunder, respectively, and, without limiting the generality of the foregoing, to the extent Parent determines it necessary or desirable, each Parent RSU, Parent PRSU or Parent Option, as the case may be, shall be amended to expressly clarify the same.

(c)    Unless otherwise required by applicable Law, (i) the applicable member of the Lithium Group shall be responsible for all applicable income, payroll, employment and other similar tax withholding, remittance and reporting obligations in respect of Lithium Participants relating to any Lithium Awards and (ii) the applicable member of the Parent Group shall be responsible for all applicable income, payroll, employment and other similar tax withholding, remittance and reporting obligations in respect of Parent Participants relating to any Adjusted Parent Awards or Lithium Awards. The parties shall facilitate performance by the other party of its obligations hereunder by promptly remitting amounts withheld in respect of any Adjusted Parent Awards or Lithium Awards, as applicable, directly to the applicable Governmental Authority on such other party’s behalf or to the other Party for remittance to such Governmental Authority. The parties will cooperate and communicate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient and appropriate manner.

(d)    The Company shall be responsible for the settlement of cash dividend equivalents on any Lithium Awards held by a Lithium Participant, and Parent shall be responsible for the settlement of cash dividend equivalents on any Adjusted Parent Awards or Lithium Awards held by a Parent Participant or Former Parent Employee; provided that, with respect to Lithium Awards held by Parent Participants, prior to the date any such settlement is due, the Company shall pay Parent in cash amounts required to settle any dividend equivalents accrued following the Distribution Effective Time.

(e)    The Company shall prepare and file with the SEC a registration statement on an appropriate form with respect to the shares of Company Common Stock subject to the Adjusted Parent Awards converted into Lithium Awards pursuant to this Article VIII and shall use its reasonable best efforts to have such registration statement declared effective as soon as practicable following the Distribution Effective Time and to maintain the effectiveness of such registration statement covering such Lithium Awards (and to maintain the current status of the prospectus contained therein) for so long as any Lithium Awards remain outstanding.

(f)    Prior to the Distribution Effective Time, each party shall take all such steps as may be required to cause any dispositions of Parent Common Stock (including Adjusted Parent Awards or any other derivative securities with respect to Parent Common Stock) or acquisitions of Company Common Stock (including Lithium Awards or any other derivative securities with respect to Company Common Stock) resulting from the Distribution or the transactions contemplated by this Agreement or the Separation and Distribution Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent or who are or will become subject to such reporting requirements with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act. With respect to those individuals, if any, who, subsequent to the Distribution Effective Time, are or become subject to the reporting requirements under Section 16(a) of the Exchange Act, as applicable, the Company shall administer any Adjusted Parent Award converted into a Lithium Award pursuant to this Article VIII in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent such converted Adjusted Parent Award complied with such rule prior to the Distribution Effective Time.

(g)    From and after the Distribution Effective Time, each of Parent and the Company shall cooperate in good faith to facilitate the orderly administration of the Lithium Awards held by Parent Participants, including, without limitation, the sharing of information relating to a Parent Participant’s employment or service status with the Parent Group, as well as other information relating to the vesting and forfeiture of Lithium Awards, tax withholding and reporting and compliance with applicable Law.

(h)    Notwithstanding anything to the contrary herein, with respect to any Delayed Transferred Employees whose employment is not transferred to the Lithium Group on or prior to the Distribution Effective Time, any Adjusted Parent Awards held by such Delayed Transferred Employees shall be adjusted as of the Distribution Effective Time in the manner set forth in Section 8.04 (and not in accordance with Section 8.03), and such awards shall not be further adjusted upon the date such Delayed Transferred Employee’s employment is transferred to the Lithium Group.

(i)    Notwithstanding anything to the contrary herein, in the event the Distribution occurs as a result of a “split-off”, then, solely to the extent necessary, the parties shall cooperate in good faith to make any necessary changes to the adjustment and conversion mechanics set forth in Sections 8.02, 8.03 and 8.04 for the limited purpose of preserving (i) the general approach, philosophy and economic intent of such provisions as set forth herein and (ii) the intended U.S. federal income tax consequences of the Transactions to Parent, and the other terms set forth in this Article VIII shall apply mutatis mutandis.

ARTICLE IX

PERSONNEL RECORDS; PAYROLL AND TAX WITHHOLDING

Section 9.01.    Personnel Records. To the extent permitted by applicable Law, each of the Lithium Group and the Parent Group shall be permitted by the other to access and retain copies of such records, data and other personnel-related information in any form (“Personnel Records”) as may be necessary or appropriate to carry out their respective obligations under applicable Law, the Separation and Distribution Agreement or any of the Ancillary Agreements, and for the purposes of administering their respective employee benefit plans and policies. All Personnel Records shall be accessed, retained, held, used, copied and transmitted in accordance with all applicable Laws, policies and agreements between the parties hereto.

Section 9.02.    Payroll; Tax Reporting and Withholding.

(a)    Subject to the obligations of the parties as set forth in the Transition Services Agreement, effective as of no later than the Separation Date, (i) the members of the Lithium Group shall be solely responsible for providing payroll services (including for any payroll period already in progress) to the Lithium Employees and for any Liabilities with respect to garnishments of the salary and wages thereof and (ii) the members of the Parent Group shall be solely responsible for providing payroll services (including for any payroll period already in progress) to the Parent Employees and for any Liabilities with respect to garnishments of the salary and wages thereof.

(b)    To the extent consistent with the terms of the Tax Matters Agreement, the party that is responsible for making a payment hereunder shall be responsible for (i) making the appropriate withholdings, if any, attributable to such payments and (ii) preparing and filing all related required forms and returns with the appropriate Governmental Authority.

(c)    With respect to Lithium Employees, the parties shall (i) treat the Company (or the applicable member of the Lithium Group) as a “successor employer” and Parent (or the applicable member of the Parent Group) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, for purposes of taxes imposed under the U.S. Federal Unemployment Tax Act or the U.S. Federal Insurance Contributions Act, and (ii) cooperate and use reasonable best efforts to implement the alternate procedure described in Section 5 of Revenue Procedure 2004-53.

ARTICLE X

NON-U.S. EMPLOYEES AND EMPLOYEE PLANS

Section 10.01.    Special Provisions for Employees and Employee Plans Outside of the United States.

(a)    From and after the date hereof, to the extent not addressed in this Agreement, the parties shall reasonably cooperate in good faith to effect the provisions of this Agreement with respect to employees and employee-, compensation- and benefits-related matters outside of the United States (including Employee Plans covering non-U.S. Parent Participants and Non-U.S. Lithium Participants), which in all cases shall be consistent with the general approach and philosophy regarding the allocation of Assets and Liabilities (as expressly set forth in the recitals to this Agreement).

(b)    Without limiting the generality of Section 3.03(a), to the extent required by applicable Law or the terms of any Lithium CBA or similar employee representative agreement, Lithium or a member of the Lithium Group, as applicable, shall become a party to the applicable collective bargaining, works council, or similar arrangements with respect to Lithium Employees or Lithium Contractor located outside of the United States and shall comply with all obligations thereunder from and after the Separation Effective Time.

ARTICLE XI

GENERAL AND ADMINISTRATIVE

Section 11.01.    Sharing of Participant Information. To the maximum extent permitted under applicable Law, Parent and the Company shall share, and shall cause each member of its respective Group to reasonably cooperate with the other party hereto to (i) share, with each other and their respective agents and vendors all participant information reasonably necessary for the efficient and accurate administration of each of the Parent Plans and the Lithium Plans (including notifications regarding the termination of employment or service of any Lithium Participant or Parent Participant to the extent relevant to the administration of a Parent Plan or Lithium Plan, as the case may be), (ii) facilitate the transactions and activities contemplated by this Agreement and (iii) resolve any and all employment-related claims regarding Lithium Participants. The Company and its respective authorized agents shall, subject to applicable Laws, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the Parent Group, to the extent reasonably necessary for such administration. Parent Group members shall be entitled to retain copies of all Company Books and Records relating to the subjects of this Agreement in the custody of the Parent Group, subject to the terms of the Separation and Distribution Agreement and applicable Law.

Section 11.02.    Cooperation. Following the date of this Agreement, the parties shall, and shall cause their respective Subsidiaries to, to cooperate in good faith with respect to any employee compensation or benefits matters that either party reasonably determines require the cooperation of the other party in order to accomplish the objectives of this Agreement (including, without limitation, relating to any audits by any Governmental Authorities).

Section 11.03.    Notices of Certain Events. Each of the Company and Parent shall promptly notify and provide copies to the other of: (a) written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any written notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or the Separation and Distribution Agreement; and (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Lithium Group or the Parent Group, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement or the Separation and Distribution Agreement; provided that the delivery of any notice pursuant to this Section 11.03 shall not affect the remedies available hereunder to the party receiving such notice.

Section 11.04.    No Third Party Beneficiaries. Notwithstanding anything to the contrary herein, nothing in this Agreement shall: (a) create any obligation on the part of any member of the Lithium Group or any member of the Parent Group to retain the employment or services of any current or former employee, director, independent contractor or other service provider; (b) be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee or service provider of any member of the Parent Group or the Lithium Group (or any beneficiary or dependent thereof) under this Agreement, the Separation and Distribution Agreement, any Parent Plan or Lithium Plan or otherwise; (c) preclude the Company or any Lithium Group member (or, in each case, any successor thereto), at any time after the Separation Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Lithium Plan, any benefit under any Lithium Plan or any trust, insurance policy, or funding vehicle related to any Lithium Plan (in each case in accordance with the terms of the applicable arrangement); (d) preclude Parent or any Parent Group member (or, in each case, any successor thereto), at any time after the Separation Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Parent Plan, any benefit under any Parent Plan or any trust, insurance policy, or funding vehicle related to any Parent Plan (in each case in accordance with the terms of the applicable arrangement); or (e) except as otherwise expressly provided in Section 8.06(a), confer any rights or remedies (including any third-party beneficiary rights) on any current or former employee or service provider of any member of the Parent Group or the Lithium Group or any beneficiary or dependent thereof or any other Person.

Section 11.05.    Fiduciary Matters. Parent and the Company each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 11.06.    Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or Governmental Authority), the parties shall cooperate in good faith and use reasonable best efforts obtain such consent, and if such consent is not obtained, to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the parties shall negotiate in good faith to implement the provision in a mutually satisfactory manner. A party’s obligation to use its “reasonable best efforts” shall not require such party to take any action to the extent it would reasonably be expected to (i) jeopardize, or result in the loss or waiver of, any attorney-client or other legal privilege, (ii) contravene any applicable Law or fiduciary duty, (iii) result in the loss of protection of any Intellectual Property or other proprietary information or (iv) incur any non-routine or unreasonable cost or expense.

Section 11.07.    Sponsored Employees. The parties shall, and shall cause their respective Group members, to cooperate in good faith with each other and the applicable Governmental Authorities with respect to the process of obtaining work authorization for each Sponsored Employee to work with the Company or a Lithium Group member, including but not limited to, petitioning the applicable Governmental Authorities for the transfer of each Sponsored Employee’s (as well as any spouse or dependent thereof, as applicable) visa or work permit, or the grant of a new visa or work permit, to any Lithium Group member. Any costs or expenses incurred with the foregoing shall constitute Lithium Assumed Employee Liabilities. In the event that it is not legally permissible for a Sponsored Employee to continue work with the Lithium Group from and after the Separation Effective Time, the parties shall reasonably cooperate to provide for the services of such Sponsored Employee to be made available exclusively to the Lithium Group under an employee secondment or similar arrangement, which any costs incurred by the Parent Group (including those relating to compensation and benefits in respect of such Sponsored Employee) shall constitute Lithium Assumed Employee Liabilities.

ARTICLE XII

DISPUTE RESOLUTION

Section 12.01.    General. The provisions of Section 9.03 of the Separation and Distribution Agreement shall apply, mutatis mutandis, to all disputes, controversies, or claims (whether arising in contract, tort, or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby.

ARTICLE XIII

MISCELLANEOUS

Section 13.01.    General. The provisions of Article IX of the Separation and Distribution Agreement (other than Section 9.10 of the Separation and Distribution Agreement) are hereby incorporated by reference into and deemed part of this Agreement and shall apply, mutatis mutandis, as if fully set forth in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

FMC CORPORATION

By:
Name:
Title:

LIVENT CORPORATION

By:
Name:
Title:

[Signature Page to Employee Matters Agreement]

SCHEDULE I

Lithium CBAs

Collective Bargaining Agreement by and between Minera del Altiplano S.A. and the Mining Workers’ Association of Argentina

Schedule I-1

Exhibit A

Illustrations of Outstanding Equity Award Treatment

Exhibit A-1